Exhibit 4.7

SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE dated as of March 27, 2013 (this “Supplemental Indenture”), among Comcast Cable Communications, LLC (f/k/a Comcast Cable Communications, Inc.), a Delaware limited liability company (the “Company”), Comcast Corporation, a Pennsylvania corporation, Comcast Cable Holdings, LLC, a Delaware limited liability company, Comcast MO Group, Inc., a Delaware corporation, Comcast MO of Delaware, LLC (f/k/a Comcast MO of Delaware, Inc.), a Delaware limited liability company (collectively the “Original Guarantors”), NBCUniversal Media, LLC, a Delaware limited liability company (the “New Guarantor” and, together with the Original Guarantors, the “Guarantors”) and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee (the “Trustee”).

     WHEREAS, the Company is the successor issuer to AT&T Broadband Corp. (“AT&T Broadband”) under the Indenture, dated as of November 14, 2002, as supplemented by a First Supplemental Indenture, dated as of August 31, 2009, (collectively, the “Original Indenture” and together with this Supplemental Indenture, the “Indenture”), pursuant to which AT&T Broadband issued, and the Trustee authenticated and delivered certain securities which are, as of the date hereof, outstanding (the “Outstanding Securities”) and pursuant to which the Company may issue securities in the future (the “New Securities,” and together with the Outstanding Securities, the “Securities”);

     WHEREAS, the Original Guarantors irrevocably, fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under the Original Indenture;

     WHEREAS, the New Guarantor desires to irrevocably, fully and unconditionally guarantee, jointly and severally with the Original Guarantors, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each of the Securities, and the full and punctual payment of all other amounts payable by the Company under the Indenture;

     WHEREAS, the Company, the Original Guarantors and the New Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the guarantee provided under this Supplemental Indenture the valid obligations of the New Guarantor, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and

     WHEREAS, pursuant to Section 7.01(g) of the Indenture, the Company and the Trustee, may, without consent of the Holders, when so authorized by the Board of Directors of the Company, enter into a supplement to the Indenture to make any change that does not adversely affect the rights of any Holder;

     NOW, THEREFORE, the Company, the Guarantors and the Trustee do hereby supplement and amend the Original Indenture pursuant to Section 7.01 without notice to or consent of any Holder as follows:

ARTICLE 1
DEFINITIONS

     Section 1.01. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture have the meanings assigned thereto in the Original Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms.

ARTICLE 2
AMENDMENTS

Section 2.01. Amendment. The Indenture is hereby amended as follows:

     (a) The definition of “Cable Guarantor” shall be deleted and replaced with the following:

     “Cable Guarantor” means each of Comcast Corporation, Comcast Cable Holdings, LLC, Comcast MO Group, Inc., Comcast MO of Delaware, LLC, and NBCUniversal Media, LLC (“NBCUniversal”), in each case excluding such entities’ Subsidiaries and unless and until such Cable Guarantor is released from its Cable Guarantee pursuant to this Indenture.

     (b) The following Section 12.11 is hereby added to Article 12 of the Indenture:

     “Section 12.11. NBCUniversal Guarantee. NBCUniversal hereby agrees to be bound by all obligations of a Cable Guarantor as set forth under the Indenture including, but not limited to irrevocably, fully and unconditionally guaranteeing, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under the Indenture, upon the terms and subject to the conditions of the Indenture, provided, however, that NBCUniversal shall not be subject to the provisions of Sections 3.10 and 3.11 of the Indenture.”

ARTICLE 3
MISCELLANEOUS

     Section 3.01. Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

     Section 3.02. Supplemental Indenture Incorporated Into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. The Original Indenture is hereby incorporated by reference herein and the Original Indenture, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

     Section 3.03. Outstanding Securities Deemed Conformed. As of the date hereof, the provisions of the Outstanding Securities shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Outstanding Security or any other action on the party of the holders of Outstanding Securities, the Company or the Trustee, so as to reflect this Supplemental Indenture.

     Section 3.04. Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 3.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

     Section 3.06. Successors. Subject to Section 12.09 of the Indenture, all agreements of the Company, the Guarantors and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

     Section 3.07. New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

     Section 3.08. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 3.09. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 3.10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

[Signature pages follow]

     IN WITNESS WHEREOF, each the parties have caused this Supplemental Indenture to be duly executed, all as ofthe first date written above.

COMCAST CORPORATION
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and
Treasurer

Attest:

By:	/s/ ARM

COMCAST CABLE
COMMUNICATIONS, LLC

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and
Treasurer

Attest:

By:	/s/ ARM

COMCAST MO GROUP, INC.

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and
Treasurer

Attest:

By:	/s/ ARM

COMCAST CABLE HOLDINGS, LLC
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and
Treasurer

Attest:

By:	/s/ ARM

COMCAST MO OF DELAWARE, LLC
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and
Treasurer

Attest:

By:	/s/ ARM

NBCUNIVERSAL MEDIA, LLC
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President

Attest:

By:	/s/ ARM

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Francine Kincaid
	Name:	FRANCINE KINCAID
	Title:	VICE PRESIDENT